SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 0R 15 (D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 25, 2016

PETROGRESS, INC.

(Exact name of registrant as specified in its charter)

FLORIDA

(State or Other Jurisdiction of Incorporation)

333-184459	27-201962
(Commission File Number)	(IRS Employer Identification No.)

319 Clematis Street, Suite 812, West Palm Beach, FL 33401

(Address of Principal Executive Offices) (Zip Code)

(561) 249-6511

Registrant’s telephone number, including area code

800 COMMERCE, INC.

(former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On March 9, 2016, as a result of its recent acquisition, 800 Commerce, Inc. (the “Company”) amended its Articles of Incorporation, changing the name of the Corporation to Petrogress, Inc. The Company received the approval of approximately 85% of its outstanding shares of common stock for the amendment to its Articles of Incorporation. The name change was effective on March 25, 2016 with the Secretary of State of Florida.

In connection with the name change, the Company will trade under the new ticker symbol “PGAS”. The new ticker symbol is expected to be effective as of the opening of the market on April 1, 2016.

Item 5.07 Submission of Matters to a Vote of Security Holders.

In connection with the amendment to the Company’s Articles of Incorporation, the Company received the written consent of a majority of its shareholders, owning approximately 85% of the issued and outstanding shares of the Company’s common stock, approving the amendment.

Item 7.01 FD Disclosure

(a)	The Company issued a press release on April 1, 2016, a copy of which is attached hereto as an exhibit.

(b)	The information contained in this Item 7.01 and in Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except as expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Description of Exhibit

3.3*	Articles of Amendment as filed with the Florida Secretary of State

99.1*	Press release issued by the Company April 1, 2016.

_________

*filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: April 1, 2016	PETROGRESS, INC. f/k/a 800 COMMERCE, INC.

	By:	/s/ Christos Traios
Christos Traios Chief Executive Officer